As filed with the Securities and Exchange Commission on July 27, 1995 Registration No. 33-


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)


   Pennsylvania               25-1199382
   (State of Organization)    (I.R.S. Employer Identification Number)

   1 JLG Drive
   McConnellsburg, Pennsylvania               17233
   (Address of principal executive offices)   (Zip Code)


JLG INDUSTRIES, INC.
STOCK INCENTIVE PLAN
(Full title of the Plan)


Charles H. Diller, Jr.          Copy to:  David N. Brown, Esq.
Executive Vice President                  Covington & Burling
  and Chief Executive Officer             1201 Pennsylvania Avenue, N.W.
JLG Industries, Inc.                      Washington, D.C.  20044
1 JLG Drive
McConnellsburg, PA  17233
(717) 485-5161

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of             Amount          maximum        maximum        Amount of
securities           to be           offering price aggregate      registration
to be registered     registered      per share      offering price fee

Capital Stock, par
value $.20 per share 700,000 shs.(1) $33.50(2)      $23,450,000    $8,806.21

(1) Pursuant to Rule 416 the amount of shares registered include such additional number of shares of Capital Stock as are required from stock splits, stock dividends or similar transactions affecting the Capital Stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low sales prices as reported by the consolidated reporting system on July 24, 1995.




STATEMENT PURSUANT TO GENERAL INSTRUCTION E. OF FORM S-8

The registrant's Registration Statement on Form S-8, dated
March 31, 1993 File No. 33-60366, is hereby incorporated by reference.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at McConnellsburg, Pennsylvania, on the 27th day of July, 1995.


JLG INDUSTRIES, INC.
   (Registrant)



By  /s/ L. David Black
				L. David Black
				President



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Name
Capacity in
Which Signed
Date

/s/ L. David Black
L. David Black
Director,
Chairman,
President
and Chief
Executive
Officer
July 27, 1995

/s/ Charles H. Diller, Jr.
Charles H. Diller, Jr.
Director,
Executive
Vice
President
and Chief
Financial
Officer
July 27, 1995

/s/ George R. Kempton
George R. Kempton
Director
July 27, 1995

/s/ James A. Mezera
James A. Mezera
Director
July 27, 1995

/s/ Paul K. Shockey
Paul K. Shockey
Director,
Secretary
July 27, 1995

/s/ Charles O. Wood, III
Charles O. Wood, III
Director
July 27, 1995

/s/ Gerald Palmer
Gerald Palmer
Director
July 27, 1995

/s/ Stephen Rabinowitz
Stephen Rabinowitz
Director
July 27, 1995

/s/ Thomas C. Wajnert
Thomas C. Wajnert
Director
July 27, 1995



INDEX TO EXHIBITS

Exhibit No.   Description of Exhibit

     5        Opinion re: legality
     23       Consent of Ernst & Young